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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE]

                               February 10, 1999

ALZA Corporation
950 Page Mill Road
P.O. Box 10950
Palo Alto, CA 94303

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated as of October 4, 1998 (the "Merger Agreement") by and among ALZA Corporation, a Delaware corporation ("ALZA"), Argyle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ALZA ("Merger Sub"), and SEQUUS Pharmaceuticals, Inc., a Delaware corporation ("SEQUUS").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to ALZA in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

  (a) the Merger Agreement;

  (b) the Registration Statement;

  (c) those certain tax representation letters delivered to us by ALZA, Merger Sub and SEQUUS containing certain representations of ALZA, Merger Sub and SEQUUS (the "Tax Representation Letters"); and

  (d) such other instruments and documents related to the formation, organization, and operation of ALZA, Merger Sub, and SEQUUS and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

  (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective
  Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;
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ALZA Corporation
February 10, 1999
Page 2

  (b) All representations, warranties, and statements made or agreed to by ALZA, Merger Sub, and SEQUUS, their managements, employees, officers, directors, and stockholders in connection with the Merger, including but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

  (c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

  (d) The Merger will be reported by ALZA and SEQUUS on their respective federal income tax returns in a manner consistent with the opinion set forth below;

  (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

  (f) The opinion dated February 10, 1999 rendered by Cooley Godward LLP with respect to certain tax consequences of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions, and caveats set forth herein, we are of the opinion that, for United States federal income tax purposes:

  (i) The Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code;

  (ii) ALZA, Merger Sub and SEQUUS will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

  (iii) Except with respect to cash received in lieu of a fractional share interest in ALZA common stock, no gain or loss will be recognized by a stockholder of SEQUUS as a result of the Merger with respect to the shares of SEQUUS common stock exchanged for shares of ALZA common stock.

In addition to your request for our opinion on these specific matters of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it is correct in all material respects.

This opinion does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this
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ALZA Corporation
February 10, 1999
Page 3
opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of SEQUUS capital stock pursuant to the exercise of options or otherwise as compensation or who hold their SEQUUS capital stock as part of a straddle or risk reduction transaction).

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body and represents only our judgment as to the likely outcome if the federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings. No assurance can be given that future legislative, judicial, or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of ALZA and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Heller Ehrman White & McAuliffe